Exhibit 99.1

CIM Group Announces CCIT II Acquisition of Office Building
in Hunt Valley, Maryland

Continues active acquisition program to grow existing office and industrial portfolio

LOS ANGELES - February 6, 2020 - CIM Group announced today that CCIT II, a publicly registered non-listed real estate investment trust (“REIT”) sponsored by affiliates of CIM Group, has completed the acquisition of a five-story, approximately 132,000-square-foot office building located on approximately 7.4 acres at 40 Wight Avenue in Hunt Valley, Maryland. Built in 2017, the LEED Gold designated building serves as the corporate headquarters for a regional engineering and design firm and was acquired for $39,100,000, exclusive of closing costs.

The Hunt Valley area is located 17 miles north of Baltimore’s Central Business District. The property is easily accessible from the I-83 and Hwy 45, the two major north-south thoroughfares in the Baltimore region. The Baltimore Light Rail system has three light rail stops within close proximity to the property.

The acquisition of 40 Wight Avenue follows the recent announcement of the CCIT II acquisition of four office buildings acquired over a 30-day period, which added approximately 519,000 square feet of single-tenant net-leased assets to the CCIT II portfolio.

CCIT II focuses on office and industrial properties that are essential to the daily operations of businesses, including corporate or regional headquarters, regional distribution centers, and warehouses situated near major shipping and freight transport facilities. CCIT II is actively acquiring properties with long-term net leases with creditworthy tenants. These recent acquisitions are additions to the CCIT II portfolio, which consists of 2.9 million* square feet of office and industrial properties in diverse markets throughout the country.

*Square footage amounts are approximate as of September 30, 2019, and include square footage of buildings that are on land subject to ground leases. This amount does not include the 519,000 square feet announced on January 22, 2020 nor 40 Wight Avenue.

About Cole Office & Industrial REIT (CCIT II)
Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”) is a public, non-listed REIT formed in 2013 that primarily owns and operates income-producing, single-tenant corporate office and industrial properties subject to long-term net leases with national or regional creditworthy tenants. CCIT II seeks to provide access to high-quality commercial real estate assets, providing current income, reduced overall portfolio volatility and the potential for capital appreciation for its shareholders. CCIT II is sponsored by an affiliate of CIM Group, LLC.

About CIM Group
CIM is a community-focused real estate and infrastructure owner, operator and lender. Since 1994, CIM has led more than $60 billion of projects in metropolitan communities across the Americas on behalf of its own account and for its partners and co-investors. CIM’s broad in-house expertise includes decades of research, acquisition, credit analysis, development, finance, leasing and property management experience in real assets located in and serving densely populated communities, net-lease assets and other associated credit strategies. Using its disciplined approach and extensive in-house expertise, CIM seeks to create value in projects, which ultimately enhances communities. For more information, visit www.cimgroup.com.

Forward-Looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect CCIT II’s expectations regarding future events. CCIT II intends for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in CCIT II’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in CCIT II’s filings with the SEC. CCIT II undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact

Karen Diehl
Diehl Communications
karen@diehlcommunications.com
(310) 741-9097